                                                                   EXHIBIT 10.11

                     AGREEMENT TO AMEND AND NOT-TO-COMPETE
                                 BY AND BETWEEN
                           MONTEFIORE MEDICAL CENTER
                                      AND
                       NEW YORK DIALYSIS MANAGEMENT, INC.
                       ----------------------------------

     THIS AGREEMENT TO AMEND AND NOT-TO-COMPETE (the "Agreement") is made this 17th day of July, 1998, by and between Montefiore Medical Center, a non-profit corporation organized and existing under the laws of the State of New York ("Hospital"), and New York Dialysis Management, Inc., a for-profit corporation organized and existing under the laws of the State of New York ("NYDM").

     WHEREAS, Hospital and NYDM are parties to that certain Agreement To Provide Management Services For Dialysis Facilities, as amended by Amendment No. 1 thereto and Amendment No. 2 thereto (the "Principal Management Agreement") with respect to chronic outpatient dialysis programs located at (i) 3547 Webster Avenue, Bronx, New York, (Dialysis Center I), (ii) 3547 Webster Avenue, Bronx, New York, (Dialysis Center II), (iii) 1325 Morris Park Avenue, Bronx, New York, and (iv) 1695 Eastchester Road, Bronx, New York (collectively, the "Centers") that presently provide hemodialysis, peritoneal dialysis and continuous renal replacement therapies (the "Business");

     WHEREAS, simultaneously with the execution hereof, NYDM's affiliate, Everest Dialysis Services, Inc., a for-profit corporation organized and existing under the laws of the State of New York ("EDS"), is entering into a Medical Asset Purchase Agreement with Hospital (the "MAPA") with respect to the Centers; and

     WHEREAS, the parties desire to enter into certain arrangements in connection with the continued operation of the Centers and future chronic dialysis outpatient programs.

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Consideration.  Upon delivery by Hospital of the documents listed in
Section 2 below (the "Consideration Payment Date"), NYDM shall pay to Hospital an amount equal to Nineteen Million Two Hundred Sixteen Thousand Dollars ($19,216,000) (the "Consideration"), representing the sum of (i) One Million Nine Hundred Twenty One Thousand Six Hundred Dollars ($1,921,600) in consideration for Hospital's covenant not to compete contained in Section 3 below, and (ii) Seventeen Million Two Hundred Ninety Four Thousand Four Hundred Dollars ($17,294,400) in consideration for the remaining undertakings of Hospital contained or referred to herein, including without limitation Hospital's execution of Amendment No. 3 to the Principal Management Agreement, in form and substance as set forth in Exhibit A attached hereto and incorporated by reference herein ("Amendment No. 3").

     2.  Deliveries by the Parties.  As a condition to the payment of the
Consideration:

          (a) Hospital shall deliver to NYDM a non-competition agreement from Manush Dasgupta, M.D., duly executed and delivered by each party thereto, in form and substance as set forth in Exhibit B, attached hereto and incorporated by reference herein; and

          (b) Hospital shall deliver to NYDM resolutions certified by an Assistant Secretary of Hospital authorizing the consummation of the transactions contemplated by this Agreement, Amendment No. 3, and the MAPA.

     As a condition to the undertakings of Hospital hereunder, NYDM shall deliver the following to Hospital:

          (a) resolutions certified by a Secretary of NYDM authorizing the consummation of the transactions contemplated by this Agreement, Amendment No. 3, and the MAPA;

          (b) resolutions certified by a Secretary of Everest Healthcare Services Corporation authorizing its guarantees of the obligations of NYDM under this Agreement, Amendment No. 3, and that certain Consulting and Administrative Services Agreement; and

          (c) payment by NYDM of the Consideration in immediately available funds.

     3.   Hospital's Covenants.

          (a) Covenant Not To Compete. For a period of ten (10) years from and after the Consideration Payment Date or until earlier terminated as described below (the "Restricted Period"), neither Hospital nor any other hospital or medical institution controlled by Hospital nor any employee of Hospital or of any other hospital or medical institution controlled by Hospital ("Employee"), directly or indirectly, shall own, manage, operate, or control any business, firm, entity, enterprise, or association that competes with NYDM or its assigns in providing outpatient dialysis treatments or home dialysis services within the Borough of the Bronx, New York City, and that area within Westchester County, New York, south of Route 287 (the "Restricted Area"), nor shall any of the foregoing engage in the sale of dialysis-related durable medical equipment or dialysis supplies to home dialysis patients or in the sale of peritoneal supplies within the Restricted Area except in accordance with the Medical Director and Administrative Services Agreement. During the Restricted Period, neither Hospital nor any other hospital or medical institution controlled by Hospital, directly or indirectly, nor any Employee, shall provide medical director services to an outpatient dialysis clinic or home dialysis program in the

Restricted Area except to EDS in accordance with the Medical Director and Administrative Services Agreement. Without limitation of the other available remedies, in the event of the breach of the provisions of this section by Hospital or by such other person or persons who are bound hereby, NYDM or its assigns shall be entitled to injunctive relief, without the necessity of posting bond, restraining the violation. This provision shall not prohibit the purchase of, or continued investment in, by Hospital or any such person or entity subject to this provision, stock representing less than five percent (5%) of a publicly held corporation. This Section shall not apply to (i) Hospital's operating the Centers prior to Hospital surrendering its operating certificates under the MAPA, (ii) Hospital providing medical director services to any entity (other than serving as a medical director of an outpatient dialysis clinic or home dialysis program within the Restricted Area, which shall be prohibited as set forth above), (iii) providing dialysis services on its campus in connection with its acute dialysis program, or (iv) providing incidental outpatient dialysis services on its campus consistent with its practice of providing such services during the past twelve (12) months and not to exceed the average number of patients receiving such services during such period without the prior written consent of NYDM. Notwithstanding anything herein to the contrary, the Restricted Period (A) shall be extended (i) for so long as the Management Services Agreement is in effect, (ii) if the Administrative Services Agreement contemplated by Amendment No. 3 has been entered into by NYDM and Hospital, for so long as such agreement is in effect or (iii) if the Medical Director and Administrative Services Agreement has been entered into by EDS and Hospital, for so long as such agreement is in effect, and (B) automatically shall terminate in the event a Termination Event occurs. For these purposes a "Termination Event" shall mean (i) the non-compete covenant set forth in Section 8 of the Medical Director and Administrative Services Agreement shall lapse and be of no further force and effect pursuant to Section 8.3 of the Medical Director and Administrative Services Agreement, if the Medical Director and Administrative Services Agreement is entered into between EDS and Hospital; (ii) the Management Services Agreement is terminated (other than pursuant to the closing of the MAPA) in accordance with Amendment No. 3 and all agreements between the parties are terminated and they have no further obligations to each other (not including obligations of indemnification or confidentiality); or (iii) if the Consulting and Administrative Services Agreement contemplated by Amendment No. 3 has been entered into by NYDM and Hospital and is terminated, and in accordance the provisions thereof, all agreements between the parties are terminated and they have no further obligations to each other (not including obligations of indemnification or confidentiality).

          (b) Prior Activities. The parties agree that in the event that Hospital either acquires or is acquired by another corporation, person, or other entity (whether by merger, sale of assets, change of membership interest, sale of stock, or otherwise) that has been engaged in any of the activities otherwise prohibited by Section 3(a) for a period of at least one hundred eighty (180) days prior to the date such acquisition is consummated (the "Prior Activities"), provided that the Prior Activities are not all or a substantial portion of the business activities of such corporation, person or other entity, then Section 3(a) shall not apply to such Prior Activities in the Restricted Area during the Restricted Period, so long as the surviving corporation, person, or other entity to such acquisition does not materially expand the scope of such Prior Activities during the Restricted Period.

          (c) Insurance. Hospital covenants and agrees that for a period of five (5) years from and after the Closing Date under the MAPA (the "MAPA Closing Date"), it will maintain insurance coverage, whether self-insured or purchased through an insurance carrier, that provides at least three million dollars ($3,000,000) single limits coverage against any act or omission of Hospital, its agents or employees as to treatments rendered at the Business prior to the MAPA Closing Date but as to which a claim is asserted after the MAPA Closing Date.
If such insurance is terminated or decreased, or if the value of the assets set aside for such coverage are adversely affected during such five year period, then in such event, Hospital agrees to purchase a policy of tail insurance which will provide such coverage for the remainder of the five (5) year period after the MAPA Closing Date.

          (d) Preparation of Financial Statements. Hospital agrees (i) to timely cooperate, and to cause its auditors to timely cooperate (at NYDM's cost), with NYDM and its auditors in the preparation and filing of any audited financial statements of the operations of the Business by Hospital for such period as may be required by the rules and regulations of the Securities and Exchange Commission, (ii) to provide NYDM with access to Hospital's books and records, and (iii) to use its best efforts to provide NYDM with access to Hospital's auditor's work papers and files, all as may be reasonably requested by NYDM in regard to such financial statements. Any such audit shall be conducted at NYDM's expense.

          (e) Breaches by Employees. In the event any Employee breaches Section 3(a) hereof while an Employee, Hospital shall be responsible for such breaches and at NYDM's request Hospital promptly shall terminate such staff privileges at Hospital or any other hospital or medical institution controlled by Hospital (all subject to and in accordance with Hospital's regular procedures applicable to such termination), and shall cooperate with NYDM to enforce any non-competition agreements to which such Employee is a party or is bound. Hospital shall not, directly or indirectly, encourage or facilitate any third party to take, or omit to take, any action which would frustrate the purposes and intent of Section 3(a) or seek to avoid the observance or performance of such Section 3(a) and will at all times in good faith assist NYDM as may be necessary or appropriate in order to preserve the rights granted under such Section 3(a) against impairment.

     4. Amendment No. 3. Simultaneously with the execution hereof, NYDM and Hospital shall enter into and deliver to each other Amendment No. 3.

     5.   Non-Competes.

          (a) AECOM Non-Compete. Hospital agrees that it shall enforce, at the request of NYDM, and will not waive, amend, or terminate prior to their scheduled expiration any non-competition provisions or restrictive covenants it may have against the Albert Einstein College of Medicine ("AECOM") pursuant to either that certain Affiliation Agreement by and

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between Hospital and AECOM or pursuant to that certain Sale and Purchase
Agreement dated July 1, 1991, as it relates to the Baumritter facility, in each case only in accordance with the terms and conditions of each such agreement as they currently are in effect. Hospital shall be responsible for all fees payable for medical director services under the Affiliation Agreement. The parties acknowledge that the consent of AECOM as required is a condition of the closing of the MAPA. In the event the AECOM consent is not obtained, Hospital agrees that it shall not support or assist in any manner, directly or indirectly, the establishment or operation of any clinical practice of nephrology at AECOM for so long as the noncompetition provision in this Agreement is in effect, and if Hospital has any legal rights to prevent or impede AECOM from establishing or operating such clinical practice of nephrology, Hospital will exercise those rights.

          (b) Dasgupta Non-compete. Hospital agrees that it shall enforce, at the request of NYDM, and will not waive, amend, grant any consent to limit, or terminate prior to its scheduled expiration, the non-competition agreement with Manush Dasgupta, M.D., referenced in Section 2(a) hereof, and Hospital agrees to perform its obligations thereunder.

     6. Use of Names. Hospital hereby grants to NYDM and EDS the right to use at/or in connection with the Centers the names currently used by all of the Centers from the date hereof until all agreements contemplated hereunder shall have been terminated and the parties have no further obligations to each other (not including obligations of indemnification or confidentiality); provided, however, that in the event the consent of AECOM to the transactions contemplated hereby and the MAPA is not obtained, this provision shall not apply to names currently used at the Baumritter facility. Hospital shall cooperate and use its reasonable efforts to cause any third parties under its control that have any rights in such names to permit NYDM's continued use of such names in accordance with this Section.

     7. Representations and Warranties of NYDM. NYDM represents and warrants to Hospital that as of the date hereof and the Consideration Payment Date:

          (a) Organization, Qualification, and Corporate Power of NYDM.  NYDM
(i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York; and (ii) has all requisite power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to carry on its business as now conducted.

          (b) Validity. NYDM has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all corporate actions of NYDM necessary for such execution, delivery, and performance have been duly taken. This Agreement and all agreements related to this transaction have been duly executed and delivered by NYDM and constitute the legal, valid, and binding obligation of NYDM enforceable in accordance with their terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by NYDM in connection with this Agreement and the transactions contemplated hereby, when executed and delivered, will constitute the legal, valid, and binding obligation of NYDM enforceable in accordance with its respective terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by NYDM of this Agreement, Amendment No. 3, and the other agreements contemplated hereby, and the performance of its obligations hereunder and thereunder, will not violate any provision of law, the Articles of Incorporation or Bylaws of NYDM, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which NYDM, or any of its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of NYDM.

          (c) Fees and Commissions. NYDM has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, NYDM in connection with this Agreement and the transactions contemplated hereby.

          (d) Other Approvals. There are no consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with NYDM's valid execution, delivery, or performance of this Agreement or Amendment No. 3, or the consummation of any transaction contemplated hereunder and thereunder, other than approvals necessary for the consummation of the MAPA, the consent of AECOM, or other consents specifically referenced in this Agreement, Amendment No. 3, or the MAPA.

          (e) Disclosure.   No representation or warranty by NYDM in this
Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by NYDM pursuant hereto, (i) contains any untrue statement of a material fact, or (ii) omits to state a fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

     8. Representations and Warranties of Hospital. Hospital represents and warrants to NYDM that as of the date hereof and the Consideration Payment Date:

          (a) Organization, Qualification, and Corporate Power of Hospital. Hospital (i) is a duly organized and validly existing not-for-profit corporation in good standing

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under the laws of the State of New York; and (ii) has all requisite power and authority and licenses, permits, franchises, certificates, authorizations, approvals and consents and rights to carry on its business as now conducted.

          (b) Validity. Hospital has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of Hospital necessary for such execution, delivery, and performance have been duly taken. This Agreement and all agreements related to this transaction have been duly executed and delivered by Hospital and constitute the legal, valid, and binding obligation of Hospital enforceable in accordance with their respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Hospital in connection with this transaction, when executed and delivered, will constitute the legal, valid, and binding obligation of Hospital enforceable in accordance with its respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by Hospital of this Agreement, Amendment No. 3, and the other agreements contemplated hereby and the performance of its obligations hereunder and thereunder, do not require any action or consent of any party other than Hospital pursuant to any contract, agreement, or other undertaking of Hospital, or pursuant to any order or decree to which Hospital is a party or to which any of its properties or assets are subject, other than approvals necessary for the consummation of the MAPA and the consent of AECOM, and will not violate any provision of law, the Articles of Incorporation or Bylaws of Hospital, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which Hospital, or any of its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of Hospital. The Noncompetition Agreement by and between MMC and Manush Dasgupta, M.D. set forth in Exhibit B has been duly executed and delivered to MMC by Manush Dasgupta, M.D., and is enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally), assuming that MMC complies fully with its covenants as set forth therein.

          (c) Litigation and Investigations.   With respect to the Business
(except for matters as to which NYDM has received any notice other than from Hospital or its agents, for which matters Hospital gives no representations), there is no: (i) action, suit, claim, proceeding, or investigation pending or threatened against or affecting Hospital or any of Hospital's

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employees, by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or, to the best knowledge of Hospital, pending, threatened against, or affecting persons or entities who perform professional services under agreement with Hospital before any professional self-governance, oversight, or regulatory body; (ii) arbitration proceeding relating to Hospital pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or threatened against or directly or indirectly affecting Hospital (including without limitation any inquiry as to the qualification of Hospital to hold or receive any license or permit), and there is no basis for any of the foregoing as to Hospital, their members and key employees, or, to the best knowledge of Hospital, as to entities or persons who perform professional services for Hospital. Hospital is not in default with respect to any order, writ, injunction, or decree known to or served upon any of them of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which affects the Business.

          (d) Approvals. Hospital is in compliance in all material respects with all laws, rules, regulations, and orders applicable to the Business and Hospital has all necessary permits, licenses, and other authorizations required to conduct the Business as conducted (except for those matters which are the obligations of NYDM under the Principal Management Agreement for which Hospital makes no representations). To the best knowledge of Hospital, there is no existing law, rule, regulation, or order, or proposed law, rule, regulation, or order, whether federal, state, local, or professional, which would prohibit or restrict Hospital from, or otherwise adversely affect Hospital in, conducting the Business in any jurisdiction in which it is now conducting the Business.

          (e) Fees and Commissions. Hospital has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Hospital in connection with this Agreement and the transactions contemplated hereby.

          (f) Other Approvals. There are no consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Hospital's valid execution, delivery, or performance of this Agreement or Amendment No. 3, or the consummation of any transaction contemplated hereunder or thereunder, other than approvals necessary for the consummation of the MAPA, the consent of AECOM, or other consents specifically referenced in this Agreement, Amendment No. 3, or the MAPA.

          (g) Disclosure. No representation or warranty by Hospital in this Agreement, and no exhibit, Schedule, or certificate furnished or to be furnished by Hospital pursuant hereto, (i) contains any untrue statement of a material fact or (ii) omits to state a fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

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          (h) Bona Fide Offer.  GAMBRO Patient Healthcare Services, Inc.
("GAMBRO") has made a bona fide offer to Hospital to enter into a transaction with Hospital for the purchase of the Business for a purchase price of twenty eight million two hundred thousand dollars ($28,200,000) (including both medical and non-medical assets), with Hospital being entitled to retain the accounts receivable of the Business subject to Hospital paying all accrued liabilities due and payable through the date of closing of such transaction, and GAMBRO assuming only contractual liabilities under the ordinary operating agreements of the Business which are to be performed on or after the date of closing of such transaction and on such terms that are at least as favorable to GAMBRO, in Hospital's reasonable judgment, as the terms of the transactions contemplated by this Agreement and all the related agreements referenced herein. Such offer is outstanding on the date hereof and has not been modified in any way which would be adverse to Hospital.

     9.   Joint Covenants of the Parties.

          (a) Confidentiality of Business Information. The parties heretofore have received and hereafter may receive various financial and other information concerning their respective activities, businesses, assets, and properties. The parties agree that:

          (i) all such information thus received by the parties shall not at any time, or in any way or manner, be utilized by the parties for its advantage or disclosed by the parties to others for any purpose whatsoever; and

          (ii) the parties shall take all reasonable measures to assure that no employee or agent under its control shall at any time use or disclose any information described in this Section; and

          (iii) this Section 9 shall not apply to (A) any such information that was known to the parties prior to its disclosure to the parties in accordance with this Section or was, is, or becomes generally available to the public other than by disclosure by the parties or any of its employees or agents in violation of this Section; or (B) any disclosure which such party makes to any regulatory agency pursuant to that party's obligations of disclosure to such agency or which is otherwise required by law.

          (b) Confidentiality of this Agreement. The existence and contents of this Agreement and its Schedules and the nature and status of the transactions described herein and therein are confidential. Without the prior written consent of the other parties, no party will disclose to any person, other than to its trustees, directors, officers, key employees, affiliates, accounting, investment banking, and legal advisers, the existence and contents of this Agreement and its Schedules and the nature and status of the transactions described herein unless, in the opinion of counsel to the party seeking to make the disclosure, such a disclosure is required by applicable laws. The timing and content of any announcements, press releases, or other public statements concerning the transactions contemplated by this Agreement will occur upon, and be determined by, the mutual agreement and consent of the parties, which shall not be unreasonably withheld if, in the opinion of counsel to the party seeking to make the announcement, press release, or other public statement, such a disclosure is required by applicable laws.

          (c) First Refusal. The parties agree that the payments of the Consideration is being made as a result of the exercise by NYDM of its right of first refusal under Paragraph 9 of the Principal Management Agreement with respect to the offer described in Section 8(h) hereof, and such payments (together with provision for the accounts receivable and accounts payable as provided in Section 9(d) hereof) are in full satisfaction of all amounts which would have been owed by the parties to each other under the Principal Management Agreement, that certain Loan Agreement by and between MMC and NYDM, and any side letters between the parties or their affiliates relating to early termination penalties or payments, as a result of the exercise of such right of first refusal (except for any amounts owed under the MAPA), the termination of the Principal Management Agreement, and the purchase of the assets of the Business by Hospital.

          (d) Collection of Accounts Receivable and Payment of Accounts Payable. NYDM shall continue to bill and collect the accounts receivable generated by the Business and all proceeds shall be paid to NYDM to be disbursed in accordance with the terms of the Principal Management Agreement. MMC shall cooperate with NYDM's collection effort as reasonably requested from time to time by NYDM, promptly remit to NYDM amounts collected, and execute any documents reasonably necessary to perfect NYDM's interests therein. NYDM shall continue to pay all accounts payable incurred by NYDM in the operation of the Business.

     10.  Indemnification.

          (a) Indemnification and Payment of Damages by Hospital. Hospital will indemnify and hold harmless NYDM, its officers, employees, agents, directors, representatives, stockholders, controlling persons, and affiliates (collectively, the "NYDM Indemnified Persons") for, and will pay to NYDM Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

          (i) any material breach of any representation or warranty made by Hospital in this Agreement or any other certificate or document delivered by Hospital pursuant to this Agreement other than Amendment No. 3 for which the respective rights and remedies of the parties are as set forth therein, or

          (ii) any material breach by Hospital of any covenant or obligation of Hospital in this Agreement.

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

     The remedies provided in this Section 10(a) will not be exclusive of or limit any other remedies that may be available to NYDM or other NYDM Indemnified Persons.

     (b) Indemnification and Payment of Damages by NYDM. NYDM will indemnify and hold harmless Hospital, its employees, agents, trustees, representatives, controlling persons, and affiliates (collectively, the "Hospital Indemnified Persons") for, and will pay to Hospital Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

          (i) any material breach of any representation or warranty made by NYDM in this Agreement or any other certificate or document delivered by NYDM pursuant to this Agreement other than Amendment No. 3 for which the respective rights and remedies of the parties are as set forth therein, or

          (ii) any material breach by NYDM of any covenant or obligation of NYDM in this Agreement.

     The remedies provided in this Section 10(b) will not be exclusive of or limit any other remedies that may be available to Hospital or other Hospital Indemnified Persons.

     (c) Procedure for Hospital Indemnification - Third Party Claims.

          (i) Promptly after receipt by an NYDM Indemnified Person under Section 10(a) of notice of the commencement of any proceeding against it, such NYDM Indemnified Person will, if a claim is to be made against Hospital, give notice to Hospital of the commencement of such claim, but the failure to notify Hospital will not relieve Hospital of any liability that Hospital may have to any NYDM Indemnified Person, except to the extent that Hospital demonstrates that the defense of such action is prejudiced by NYDM Indemnified Person's failure to give such notice.

          (ii) If any proceeding referred to in Section 10(a) is brought against an NYDM Indemnified Person and such NYDM Indemnified Person gives notice to Hospital of the commencement of such proceeding, Hospital will be entitled to participate in such proceeding and, to the extent that it wishes (unless
     (A) Hospital is also a party to such proceeding and the NYDM Indemnified Person determines in good faith that joint representation would be inappropriate or (B) Hospital fails to provide reasonable assurance to the NYDM Indemnified Person of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding) to assume the defense of such proceeding with counsel satisfactory to the NYDM Indemnified Person and, after notice from Hospital to the NYDM Indemnified Person of its election to assume the defense of such proceeding, Hospital will not, as long as it diligently conducts such defense, be liable to the NYDM Indemnified Person under Section 10(a) for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the NYDM Indemnified Person in connection with the defense of such proceeding, other than reasonable costs of investigation. If Hospital assumes the defense of a proceeding, (A) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (B) no compromise or settlement of such claims may be effected by Hospital without the NYDM Indemnified Person's consent unless (aa) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the NYDM Indemnified Person, and (bb) the sole relief provided is monetary damages that are paid in full by Hospital; and (C) the NYDM Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent, such consent not to be unreasonably withheld. If notice is given to Hospital of the commencement of any proceeding and Hospital does not, within ten (10) days after the NYDM Indemnified Person's notice is given, give notice to the NYDM Indemnified Person of his election to assume the defense of such proceeding, Hospital will be bound by any determination made in such proceeding or any compromise or settlement effected by the NYDM Indemnified Person which is approved by Hospital, such approval not to be unreasonably withheld.

          (iii) Notwithstanding the foregoing, if an NYDM Indemnified Person determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the NYDM Indemnified Person may, by notice to Hospital, assume the exclusive right to defend, compromise, or settle such proceeding, but Hospital will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without his consent (which may not be unreasonably withheld).

     (d) Procedure for NYDM Indemnification - Third Party Claims.

          (i) Promptly after receipt by a Hospital Indemnified Person under
     Section 10(b) of notice of the commencement of any proceeding against it, such Hospital Indemnified Person will, if a claim is to be made against NYDM, give notice to NYDM of the commencement of such claim, but the failure to notify NYDM will not relieve NYDM of any liability that it may have to any Hospital Indemnified Person, except to the extent that NYDM demonstrates that the defense of such action is prejudiced by the Hospital Indemnified Person's failure to give such notice.

          (ii) If any proceeding referred to in Section 10(b) is brought against a Hospital Indemnified Person and Hospital Indemnified Person gives notice to NYDM of the commencement of such proceeding, NYDM will be entitled to participate in such proceeding and, to the extent that it wishes (unless (A) NYDM is also a party to such proceeding and the Hospital Indemnified Person determines in good faith that joint representation would be inappropriate or (B) NYDM fails to provide reasonable assurance to the Hospital Indemnified Person of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding) to assume the defense of such proceeding with counsel satisfactory to the Hospital Indemnified Person and, after notice from NYDM to the Hospital Indemnified Person of its election to assume the defense of such proceeding, NYDM will not, as long as it diligently conducts such defense, be liable to the Hospital Indemnified Person under Section 10(b) for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Hospital Indemnified Person in connection with the defense of such proceeding, other than reasonable costs of investigation. If NYDM assumes the defense of a proceeding, (A) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (B) no compromise or settlement of such claims may be effected by NYDM without the Hospital Indemnified Person's consent unless
     (aa) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the Hospital Indemnified Person, and (bb) the sole relief provided is monetary damages that are paid in full by NYDM; and (iii) the Hospital Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent, such consent not to be unreasonably withheld. If notice is given to NYDM of the commencement of any proceeding and NYDM does not, within ten (10) days after the Hospital Indemnified Person's notice is given, give notice to Hospital Indemnified Person of its election to assume the defense of such proceeding, NYDM will be bound by any determination made in such proceeding or any compromise or settlement effected by the Hospital Indemnified Person which is approved by Hospital, such approval not to be unreasonably withheld.

          (iii) Notwithstanding the foregoing, if a Hospital Indemnified Person determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Hospital Indemnified Person may, by notice to NYDM, assume the exclusive right to defend, compromise, or settle such proceeding, but NYDM will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (e) Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     (f) Time Limitations. Hospital will have no liability under Section 10(a)(i), unless on or before a date two (2) years from the date hereof, NYDM notifies Hospital of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by NYDM. NYDM will have no liability under Section 10(b)(i), unless on or before a date two (2) years from the date hereof, Hospital notifies NYDM of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Hospital. A claim for indemnification or reimbursement under Section 10(a)(ii) or Section 10(b)(ii), may be made at any time.

     (g) Limitations on Amount. If the Consideration is paid to Hospital, Hospital shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed or complied with before the Consideration Payment Date, until the total amount of all damages under this Agreement and Section 10.8 of the MAPA exceeds Five Hundred Thousand Dollars ($500,000), and then only up to a maximum of eight million four hundred sixty thousand dollars ($8,460,000) under both this Agreement and the MAPA when considered in the aggregate.

     11   Miscellaneous.

     (a) Notice. Whenever notice must be given under the provisions of this Agreement, such notice must be in writing and will be deemed to have been duly given by (i) hand-delivery (with written confirmation of receipt) addressed to the parties at their respective addresses set forth below; or (ii) certified mail, return receipt requested, postage prepaid, and addressed to the parties at their respective addresses set forth below; or (iii) telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, addressed to the parties at their respective addresses set forth below, and provided further that notice shall be deemed given under this subsection (iii) when actually received by the recipient:

          If to NYDM:
          101 North Scoville
          Oak Park, IL 60302
          Attn: Craig W. Moore
          Fax: (708) 386-1711

          with copies to:

          Katten Muchin & Zavis
          525 West Monroe
          Chicago, Illinois 60661-3693
          Attn.: Alan Berry, Esq. and Matthew S. Brown, Esq.
          Fax: (312) 902-1061

               and

          Hinman, Straub, Pigors & Manning, P.C.

          121 State Street
          Albany, New York 12207-1693
          Attn.: Ray Kolarsey, Esq.
          Fax: (518) 436-4751

          If to Hospital:

          111 East 210th Street
          Bronx, New York 10467
          Attn: Stanley L. Jacobson, Esq.
          Fax: (718) 652-2161

          with a copy to:

          Green, Stewart, Farber & Anderson, P.C.
          2600 Virginia Avenue, N.W.
          Suite 1111
          Washington, D.C. 30037
          Attn: Philip D. Green, Esquire
          Fax: (202) 342-8734

     (b) Amendment. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge, or change is sought.

     (c) Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other. Except as noted herein, no other person or corporate entity shall acquire or have any rights under or by virtue of this Agreement.

     (d) Severability. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then: (i) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (ii) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein and a provision having a similar economic effect shall be substituted; and (iv) if the ruling and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

     (e) Choice of Law. The interpretation of this Agreement and the rights and obligations of NYDM and Hospital hereunder shall be governed by the laws of the State of New York, without regard to choice of law provisions.

     (f) Binding Benefit. The provisions, covenants and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and its legal representatives, successors and assigns.

     (g) Headings and Construction. All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender and number as the circumstances require.

     (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same agreement.

     (i) Expenses. Each of the parties shall bear its own expenses in connection with this Agreement.

     (j) Waiver. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

     (k) Construction. This Agreement shall not be construed more strictly against any party hereto by virtue of the fact that the Agreement may have been drafted or prepared by such party or its counsel, it being recognized that all of the parties hereto have contributed substantially and materially to its preparation and that this Agreement has been the subject of and is the product of negotiations between the parties.

     (l) Cumulative Remedies. Any right, power, or remedy provided under this Agreement to any party hereto shall be cumulative and in addition to any other right, power or remedy provided under this Agreement now or hereafter existing at law or in equity, and may be exercised singularly or concurrently.

     (m) Attorney's Fees. In the event that any party breaches this Agreement in any respect, the prevailing party shall be entitled to recover, in addition to any and all other remedies, which shall be cumulative, the reasonable attorney's fees, expenses, and costs which it or she incurs as a result thereof.

     (n) Arbitration. In the event of a dispute between the parties arising from or relating to this Agreement, including, but not limited to, construction, interpretation, implementation, or enforcement of this Agreement or the performance or breach of any provision in this Agreement, the parties shall meet and confer in good faith to resolve such dispute. In the event such efforts do not resolve the dispute within fifteen (15) days from the date the dispute arises, either party may demand arbitration administered and conducted in New York, New York, by the American Arbitration Association, before one (1) arbitrator, under its Commercial Arbitration Rules, such arbitration to be final, conclusive, and binding. Judgment on the award rendered by the arbitrator may be entered by any court having proper jurisdiction. This provision shall survive termination of this Agreement. Notwithstanding the foregoing, any party may seek or assert entitlement to injunctive relief or specific performance in court as an initial matter and shall have no prior obligation to establish in arbitration the entitlement to injunctive relief or specific performance.

     (o) Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MONTEFIORE MEDICAL CENTER                NEW YORK DIALYSIS
                                           MANAGEMENT, INC.

/s/ Donald L. Ashkenase                  /s/ Craig W. Moore
----------------------------------       -----------------------------------
Signature                                Signature

Donald L. Ashkenase                      Craig W. Moore
----------------------------------       -----------------------------------
Print Name                               Print Name

Executive Vice President-Corporate       President
----------------------------------       -----------------------------------
Office or Title                          Office or Title


     Everest HealthCare Services Corporation hereby unconditionally guarantees the full and complete performance by New York Dialysis Management, Inc., and all of its successors and assigns, of its covenants and obligations hereunder.

                              EVEREST HEALTHCARE SERVICES
                                    CORPORATION

                              /s/ Craig W. Moore
                              ---------------------------------------
                              Signature

                              Craig W. Moore
                              ---------------------------------------
                              Print Name

                              Chairman and Chief Executive Officer
                              ---------------------------------------
                              Office or Title

                              July 17, 1998
                              ---------------------------------------
                              Date